EXHIBIT 1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13D-1(K)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated: November 24, 2003	KKR–ZT, L.L.C. By: KKR 1996 FUND L.P., senior member By: KKR ASSOCIATES 1996, L.P., general partner By: KKR 1996 GP LLC, general partner

/s/ WILLIAM J. JANETSCHEK

	Name:	William J. Janetschek
	Title:	Attorney-in-fact for James H. Greene, Jr.

KKR 1996 FUND L.P. By: KKR ASSOCIATES 1996, L.P., general partner By: KKR 1996 GP LLC, general partner

/s/ WILLIAM J. JANETSCHEK

	Name:	William J. Janetschek
	Title:	Attorney-in-fact for James H. Greene, Jr.

KKR ASSOCIATES 1996, L.P. By: KKR 1996 GP LLC, general partner

/s/ WILLIAM J. JANETSCHEK

	Name:	William J. Janetschek
	Title:	Attorney-in-fact for James H. Greene, Jr.

KKR 1996 GP LLC

/s/ WILLIAM J. JANETSCHEK

	Name:	William J. Janetschek
	Title:	Attorney-in-fact for James H. Greene, Jr.